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                                                                      Exhibit 21

                       SUBSIDIARIES OF AMEREN CORPORATION


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                                                                                 State or Jurisdiction
Name                                                                                of Incorporation
-----------------------------------------------                                 -----------------------
Ameren Corporation                                                                      Missouri

    Ameren Development Company                                                          Missouri
        Ameren Energy Communications, Inc.                                              Missouri
        Ameren ERC, Inc.                                                                Missouri

    Ameren Energy, Inc.                                                                 Missouri
    Ameren Services Company                                                             Missouri

    Central Illinois Public Service Company (CIPS)                                      Illinois

    CIPSCO Investment Company                                                           Illinois
        CIPSCO Securities Company                                                       Illinois
        CIPSCO Leasing Company                                                          Illinois
            CLC Aircraft Leasing Company                                                Illinois
            CLC Leasing Company A                                                       Illinois
            CLC Leasing Company B                                                       Illinois
            CLC Leasing Company C                                                       Illinois
        CIPSCO Energy Company                                                           Illinois
            CEC-PGE-G Co.                                                               Illinois
            CEC-PGE-L Co.                                                               Illinois
            CEC-APL-G Co.                                                               Illinois
            CEC-APL-L Co.                                                               Illinois
            CEC-PSPL-G Co.                                                              Illinois
            CEC-PSPL-L Co.                                                              Illinois
            CEC-MPS-G Co.                                                               Illinois
            CEC-MPS-L Co.                                                               Illinois
            CEC-ACE-G Co.                                                               Illinois
            CEC-ACE-L Co.                                                               Illinois
            CEC-ACLP Co.                                                                Illinois
        CIPSCO Venture Company                                                          Illinois

    Union Electric Company (UE)                                                         Missouri

    Electric Energy, Inc.1                                                              Illinois

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(1) Ameren owns 60% of the common stock.